As filed with the Securities and Exchange Commission on September 25, 2000
                                                        Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              AMERICA ONLINE, INC.
               (Exact name of registrant as specified in charter)

            Delaware                              54-1322110
 (State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              Identification Number)

                   22000 AOL WAY, DULLES, VIRGINIA 20166-9323
                    (Address of principal executive offices)

                 Quackware, Inc. 1999 Stock Compensation Program
              Quackware, Inc. Non-Qualified Stock Option Agreements
                            (Full Title of the Plans)

                             PAUL T. CAPPUCCIO, ESQ.
                    Senior Vice President and General Counsel
                              America Online, Inc.
                                  22000 AOL Way
                           Dulles, Virginia 20166-9323
                                 (703) 265-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------- ------------------- ----------------------- ---------------------- ----------------------
  Title of securities to        Amount to be        Proposed maximum       Proposed maximum           Amount of
     be registered (1)           registered        offering price per     aggregate offering      registration fee
                                                         share                   price
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Quackware, Inc. 1999 Stock

Compensation Program,              243,423                  $5.11(2)        $1,243,891.53                $328.39
Common Stock $.01 par
value per share
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Quackware, Inc.
Non-Qualified Stock Option         105,586                  $2.11(3)          $222,786.46                 $58.82
Agreements, Common Stock,
$.01 par value per share
---------------------------- ------------------- ----------------------- ---------------------- ----------------------


(1) America Online Common Stock being registered hereby includes associated Preferred Stock Purchase Rights.

(2) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) under the Securities Act of 1933, as amended, and is based on (i) 243,423 shares of Common Stock which may be purchased upon exercise of outstanding options and (ii) the average price of $5.11 at which options may be exercised.

(3) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) under the Securities Act of 1933, as amended, and is based on (i) 105,586 shares of Common Stock which may be purchased upon exercise of outstanding options and (ii) the average price of $2.11 at which options may be exercised.

                                     PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The documents(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1), of the Securities Act of 1933 as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.               Incorporation of Documents by Reference

The following documents (Commission file number 001-12143), which have been filed by America Online, Inc., a Delaware corporation (the "Company"), with the Commission, are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the year ended June 30, 2000 (filing date September 22, 2000).

(b) The descriptions of the Company's Common Stock, including preferred stock purchase rights, which are contained in registration statements on Form 8-A under the Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel

              Not applicable.

Item 6.       Indemnification of Directors and Officers

              Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

              Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other Court shall deem proper.

              Section 145(g) of the Delaware Corporation law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Item 7.       Exemption from Registration Claimed

              Not applicable.

Item 8.       Exhibits

              The following exhibits are filed herewith or incorporated by reference.

Exhibit No.                             Description

4.1       Restated  Certificate of  Incorporation  of the  Registrant  (filed as
          Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and incorporated herein by reference).

4.2 Amendments of Section A of Article 4 of the Restated Certificate of Incorporation of Registrant (filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-3, Registration No. 333-46633 and as
          Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, both of which are incorporated herein by reference).

4.3 Restated By-Laws of Registrant (filed as Exhibit 3.5 to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and incorporated herein by reference).

4.4 Rights Agreement dated as of May 12, 1998 between Registrant and BankBoston, N.A., as Rights Agent (filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference).

4.5 Amendment No. 1, dated as of January 9, 2000, between the Registrant and BankBoston, N.A., as Rights Agent (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A/A, dated as of January 14, 2000 and incorporated herein by reference).

4.6 Quackware, Inc. 1999 Stock Compensation Program, Stock Option Plan and form of option agreement thereunder.

4.7       Form of Quackware, Inc. Non-Qualified Stock Option Agreement.

5.1 Opinion of Brenda C. Karickhoff, Esq., Vice President and Associate General Counsel of the Company, regarding the legality of securities being offered.

23.1 Consent of Brenda C. Karickhoff, Esq., Vice President and Associate General Counsel of the Company (included in her opinion filed as Exhibit 5.1 and incorporated herein by reference).

23.2      Consent of Ernst & Young LLP.

24.1 Powers of Attorney (included in the signature page to the Registration Statement).

Item 9.       Undertakings

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent that the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement); notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any  material  information  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

          4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, Commonwealth of Virginia, on this 25th day of September, 2000.

                                  AMERICA ONLINE, INC.


                                   By:/s/ J. Michael Kelly
                                      J. Michael Kelly, Senior Vice
                                      President, Chief Financial Officer
                                      and Assistant Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Stephen M. Case, Kenneth J. Novack, J. Michael Kelly, Paul T. Cappuccio, Sheila A. Clark and James F. MacGuidwin and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) or supplements to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in one or more counter-parts.


SIGNATURE                      TITLE                                        DATE
---------                      -----                                        ----

                               Chairman  of  the  Board  and  Chief         September 25, 2000
/s/ Stephen M. Case            Executive Officer (principal executive
Stephen M. Case                officer)


                               President, Chief Operating Officer and       September 25, 2000
/s/ Robert W. Pittman          Director
Robert W. Pittman


                               Senior Vice President, Chief  Financial      September 25, 2000
/s/ J. Michael Kelly           Officer and Assistant Secretary (principal
J. Michael Kelly               financial officer)


                               Senior Vice President, Controller, Chief     September 25, 2000
/s/ James F. MacGuidwin        Accounting & Budget Officer and Corporate
James F. MacGuidwin            Compliance Officer (principal accounting
                               officer)


/s/ Daniel F. Akerson          Director                                     September 25, 2000
Daniel F. Akerson


/s/ James L. Barksdale         Director                                     September 25, 2000
James L. Barksdale


/s/ Frank J. Caufield          Director                                     September 25, 2000
Frank J. Caufield


/s/ Miles R. Gilburne          Director                                     September 25, 2000
Miles R. Gilburne


/s/ Alexander M. Haig, Jr.     Director                                     September 25, 2000
Alexander M. Haig, Jr.


/s/ Kenneth J. Novack          Vice Chairman and Director                   September 25, 2000
Kenneth J. Novack


/s/ Colin L. Powell            Director                                     September 25, 2000
Colin L. Powell


/s/ Franklin D. Raines         Director                                     September 25, 2000
Franklin D. Raines


/s/ Marjorie M. Scardino       Director                                     September 25, 2000
Marjorie M. Scardino


                                  Exhibit Index

Exhibit No.                        Description

4.6 Quackware, Inc. 1999 Stock Compensation Program, Stock Option Plan and form of option agreement thereunder.

4.7       Form of Quackware, Inc. Non-Qualified Stock Option Agreement.

5.1 Opinion of Brenda C. Karickhoff, Esq., Vice President and Associate General Counsel of the Company, regarding the legality of securities being offered.

23.1 Consent of Brenda C. Karickhoff, Esq., Vice President and Associate General Counsel of the Company (included in her opinion filed as Exhibit 5.1 and incorporated herein by reference).

23.2      Consent of Ernst & Young LLP.

24.1 Powers of Attorney (included in the signature page to the Registration Statement).